UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2019
Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

Griffin Capital Essential Asset REIT II, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	____________________	____________________
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 28, 2019, the board of directors (the "Board") of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) adopted second articles of amendment to the Registrant’s First Articles of Amendment and Restatement (the “Charter Amendment”) to change the Registrant’s name from Griffin Capital Essential Asset REIT II, Inc. to Griffin Capital Essential Asset REIT, Inc. The Charter Amendment was filed with the Maryland State Department of Assessments and Taxation on June 11, 2019.
A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01.     Other Events.
Reinstatement of Share Redemption Program
On December 12, 2018, the Board approved, effective January 19, 2019, the temporary suspension of the Registrant's share redemption program (“SRP”) for holders of the Registrant's Class A, Class AA, Class AAA, Class T, Class S, Class D, and Class I shares.
On April 30, 2019, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 14, 2018 by and among the Registrant, the entity formerly known as Griffin Capital Essential Asset REIT, Inc. (“EA-1”), Griffin Capital Essential Asset Operating Partnership II, LP., Globe Merger Sub, LLC (“Merger Sub”), and Griffin Capital Essential Asset Operating Partnership, LP., EA-1 merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of the Registrant (the “Merger”), and Merger Sub subsequently merged with and into the Registrant.
By virtue of the Merger and in accordance with the terms of the Merger Agreement, all outstanding shares of EA-1’s common stock were converted into the right to receive 1.04807 shares of the Registrant's Class E shares, par value $0.001 per share, at the effective time of the Merger.
On June 12, 2019, the Board approved, effective as of July 13, 2019, (i) the reinstatement of the SRP; and (ii) the inclusion of the Registrant's Class E shares in the SRP, such that holders of the Registrant's Class E shares may utilize the SRP and redeem their shares under the SRP subject to certain limitations and conditions as described in the SRP.

This Current Report on Form 8-K serves as the 30 days' notice of the reinstatement of the SRP and the inclusion of the Registrant's Class E shares in the SRP per the terms of the program. These changes will take effect beginning with third quarter redemption requests which will be processed in October 2019. Redemption requests must be received by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. The foregoing description of the reinstated SRP is subject to, and qualified in its entirety by, the full text of the SRP, which is incorporated herein by reference as Exhibit 4.1 hereto.
Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1*	Second Articles of Amendment to the First Articles of Amendment and Restatement of the Registrant.
4.1	Amended and Restated Share Redemption Program of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed on June 5, 2018, SEC File No. 000-55605.
* Filed herewith

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.
Date: June 13, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary